UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 6, 2006

Date of Report (Date of earliest event reported)

HYPERSPACE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

116 Inverness Drive East, Englewood, Colorado 80112

(Address of principal executive offices)

(303) 566-6500

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

The disclosure in Item 3.02 below is incorporated into this Item 1.01 by reference.

Additionally, on September 6, 2006, MPC Computers, LLC ("MPC"), a wholly owned subsidiary of HyperSpace Communications, Inc. ("HyperSpace"), and its subsidiaries entered into Amendment No. 5 to Loan and Security Agreement (the "Amendment") pursuant to which certain provisions of that certain Loan and Security Agreement (the "Loan Agreement") by and among MPC, MPC-G, LLC, MPC Solutions Sales, LLC, GTG PC Holdings, LLC and Wachovia Capital Finance Corporation (Western) ("Wachovia") were amended. Among other things, the Amendment (i) extends the term of the Loan Agreement through January 17, 2007, (ii) reduces Minimum EBITDA covenants for the remainder of 2006, (iii) limits the incurrence of new indebtedness by HyperSpace or MPC, (iv) amends certain definitions to reduce inventory loan limits and letter of credit limits, and (v) prohibits the use of cash collateral in the event of a bankruptcy or insolvency proceeding. Additionally, the Amendment requires that HyperSpace raise an additional $4,700,000 by November 28, 2006 on the same terms as the Financing (as defined in Item 3.02 below). MPC was required to pay an amendment fee of $100,000 to Wachovia in connection with the Amendment. The Amendment is filed herewith as Exhibit 99.1 and all descriptions of such Amendment included herein are qualified in their entirety by reference to such Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 3.02 below is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On September 6, 2006, HyperSpace entered into a Securities Purchase Agreement with Toibb Investment LLC ("Toibb"), Crestview Capital Master, LLC ("Crestview") and certain other purchasers (together with Crestview and Toibb, the "Investors") pursuant to which it sold to the Investors convertible debentures (the "Debentures") for an aggregate of $4,550,000. Additionally, each of Crestview and Toibb rolled $5,000,000 in convertible debentures purchased on April 24, 2006 (as described more fully in HyperSpace's Form 8-K filed with the Securities and Exchange Commission on April 28, 2006) plus all accrued but unpaid interest thereon in an amount equal to $226,000 into the Debentures and received 2,613,000 additional Warrants (as defined below). If the sale and issuance of the securities issued to the Investors (the "Financing"), including an amendment to HyperSpace's Amended and Restated Articles of Incorporation to increase the number of shares of authorized no par value common stock (the "Common Stock") is approved by HyperSpace's shareholders at a meeting to be held subsequent to the Financing ("Shareholder Approval"), the Debentures will become convertible into shares of Common Stock at a conversion price of $0.75 per share. Certain of HyperSpace's major shareholders, including its Chairman and Chief Executive Officer, representing approximately 36% of the issued and outstanding Common Stock, have signed voting agreements agreeing to vote to approve the Financing. The Investors also received an aggregate of 2,275,000 warrants to purchase Common Stock for $1.10 per share (the "Warrants"). The Debentures may not be converted, and the Warrants may not be exercised, if they would result in the issuance of greater than 19.999% of the issued and outstanding Common Stock unless Shareholder Approval has been obtained. Because the conversion price for the Debentures and the exercise price for the Warrants is below market value and below the exercise and/or conversion price for certain previously issued warrants and convertible securities, anti-dilution rights of various securityholders have been triggered and will result in the downward adjustment of the exercise and/or conversion price for various securityholders, including the holders of HyperSpace's publicly traded warrants (AMEX: HCO.WS). The Securities Purchase Agreement also requires that Kensington International, an executive search firm, be retained by HyperSpace to search for a new Chief Executive Officer and that a new Chief Executive Officer be hired within 90 days after the date of the Securities Purchase Agreement.

Each of HyperSpace's officers and directors has entered into a lock-up agreement pursuant to which they have agreed not to sell any shares of Common Stock until the earlier of (i) September 6, 2007 and (ii) the date on which such officer or director no longer serves in such capacity at HyperSpace, except for certain permitted transfers set forth more fully therein.

The Debentures accrue interest at 12% per annum and the aggregate principal amount becomes due and payable September 6, 2009. If Shareholder Approval is obtained, the Debentures are convertible at the option of the holders into shares of Common Stock at an initial conversion price of $0.75 per share, subject to adjustment as set forth in the Debentures. In the event that the Debentures are not repaid on the maturity date, HyperSpace will be in default and the Debentures will begin to accrue interest at a rate of 22% per annum or the maximum amount permitted by law, whichever is less. The Debentures contain various customary events of default as well as negative covenants that, among other things, prohibit HyperSpace from incurring additional debt.

The Warrants are for a term of 5 years, have an exercise price of $1.10 per share and permit cashless exercise. The exercise price is subject to customary adjustments as set forth therein. Both the Debentures and the Warrants contain provisions limiting conversion and exercise, or issuance of shares in lieu of interest, as the case may be, in the event that the holder's beneficial ownership of HyperSpace Common Stock would exceed 9.99%.

In connection with the Financing, Crestview agreed to terminate the Pledge and Security Agreement, dated as of April 24, 2006, pursuant to which HyperSpace's Chairman and Chief Executive Officer, John P. Yeros, had pledged all of his shares of Common Stock to Crestview as security for the convertible debentures purchased by Crestview on April 24, 2006. Mr. Yeros also entered into an Amendment to Executive Employment Agreement pursuant to which Section 3.1 of his Executive Employment Agreement dated September 28, 2005 (the "Employment Agreement") was amended to provide that upon the hiring of a new Chief Executive Officer his compensation shall be reduced by 50% for the remainder of the term of the Employment Agreement, but in no event beyond April 1, 2007.

HyperSpace concurrently entered into a Registration Rights Agreement with the Investors that requires HyperSpace to register all of the Common Stock issued and underlying the securities sold to the Investors. Such registration must be effective 90 days after the date of the agreement (120 days if the registration statement receives a "full review" by the Securities and Exchange Commission). The Registration Rights Agreement contains customary indemnification and contribution provisions.

HyperSpace has retained Crestview as a business consultant through August 31, 2007 unless earlier terminated by either party upon 30 days notice to the other party. In consideration for the consulting and advisory services to be provided by Crestview, HyperSpace issued to Crestview warrants to purchase up to 360,000 shares of Common Stock for $1.10 per share. The terms of these warrants are identical to the Warrants issued as part of the Financing.

The Securities Purchase Agreement, a form of Convertible Debenture, a form of Warrant, the Registration Rights Agreement, a form of Lock-up Agreement, a form of Voting Agreement, the Amendment to Yeros Employment Agreement and the Crestview Consulting Agreement are filed herewith as Exhibits 2.1, 4.1, 4.2, 4.3, 4.4, 99.2, 99.3 and 99.4, respectively, and all descriptions of such documents included herein are qualified in their entirety by reference to such documents.

The securities were sold in reliance on Section 4(2) of the Securities Act of 1933 (the "Act") and Regulation D thereunder. Each Investor represented that it was an accredited investor within the meaning of the Act and had reviewed all information about HyperSpace necessary to make an informed investment decision.

The transaction documents have been included to provide you with information regarding their terms. The transaction documents contain representations and warranties made by the parties to each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the transaction documents. While HyperSpace does not believe that the disclosure schedules contain information that it is required to disclose pursuant to applicable securities laws, other than information that has already been publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached transaction documents. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in HyperSpace's general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the transaction documents, which subsequent information may or may not be fully reflected in HyperSpace's public disclosures.

Item 8.01	Other Events

Brian T. Hansen, HyperSpace's Vice President and General Counsel, has resigned without disagreement from HyperSpace effective at the close of business on September 7, 2006. Mr. Hansen previously informed HyperSpace of his intent to resign as disclosed in HyperSpace's Form 10-QSB for the period ended June 30, 2006 filed with the Securities and Exchange Commission on August 14, 2006.

On September 8, 2006, HyperSpace issued a press release regarding the financing described above. A copy of this press release is attached as Exhibit 99.5

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

2.1	Securities Purchase Agreement dated September 6, 2006*
4.1	Form of Convertible Debenture
4.2	Form of Warrant
4.3	Registration Rights Agreement dated September 6, 2006
4.4	Form of Lock-up Agreement
99.1	Amendment No. 5 to Loan and Security Agreement dated September 6, 2006
99.2	Form of Voting Agreement
99.3	Amendment to Yeros Employment Agreement
99.4	Crestview Consulting Agreement
99.5	Press Release issued by HyperSpace Communications, Inc. dated September 8, 2006

____________

* Schedules and similar attachments to the Securities Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-B. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperSpace Communications, Inc.

Date: September 8, 2006	By: /s/ John P. Yeros John P. Yeros Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Securities Purchase Agreement dated September 6, 2006*
4.1	Form of Convertible Debenture
4.2	Form of Warrant
4.3	Registration Rights Agreement dated September 6, 2006
4.4	Form of Lock-up Agreement
99.1	Amendment No. 5 to Loan and Security Agreement dated September 6, 2006
99.2	Form of Voting Agreement
99.3	Amendment to Yeros Employment Agreement
99.4	Crestview Consulting Agreement
99.5	Press Release issued by HyperSpace Communications, Inc. dated September 8, 2006

_____________

* Schedules and similar attachments to the Securities Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-B. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.